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                                                                      Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 18, 2000 on our review of the interim financial information of Dexter Corporation (the "Company") as of June 30, 2000 and 1999, and for the three and six month periods then ended and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2000 is incorporated by reference in its Registration Statements on Form S-8, Registration Nos. 2-63959, 33-27597, 33-53307, 33-53309, 333-02985, 333-04081,
333-42663 and 333-76873.

Very truly yours,



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Hartford, Connecticut
July 21, 2000